Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-219630

Issuer Free Writing Prospectus, dated February 13, 2019

The Boeing Company

Final Term Sheet

$400,000,000 2.800% Senior Notes due 2024

Summary of Final Terms

Dated February 13, 2019

Issuer	The Boeing Company

Principal Amount	$400,000,000

Trade Date	February 13, 2019

Settlement Date (T+2)	February 15, 2019

Maturity Date	March 1, 2024

Treasury Benchmark	2.500 % due January 31, 2024

Treasury Price / Yield	99-28 / 2.527%

Spread to Treasury	+47 bps

Reoffer Yield	2.997%

Price to Public[1]	99.083%

Gross Fee Spread	0.350%

Coupon (Interest Rate)	2.800%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2019 (long first coupon)

Call Provision	MWC @ T+10 bps at any time prior to February 1, 2024 (one month prior to maturity); par call at any time on or after February 1, 2024

CUSIP / ISIN	097023CC7 / US097023CC78

Joint Book-Running Managers

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BBVA Securities Inc.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

U.S. Bancorp Investments, Inc.

Senior Co-Managers

Barclays Capital Inc.

BNP Paribas Securities Corp.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

ICBC Standard Bank Plc[2]

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities Inc.

Apto Partners, LLC

Cabrera Capital Markets, LLC

Loop Capital Markets LLC

MFR Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Stern Brothers

Telsey Advisory Group LLC

The Williams Capital Group, L.P.

Tribal Capital Markets, LLC

Notes:

1	Plus accrued interest, if any, from February 15, 2019.

2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 Citigroup Global Markets Inc. toll-free at 1-800-831-9146 and J.P. Morgan Securities LLC collect at 1-212-834-4533.

$400,000,000 3.200% Senior Notes due 2029

Summary of Final Terms

Dated February 13, 2019

Issuer	The Boeing Company

Principal Amount	$400,000,000

Trade Date	February 13, 2019

Settlement Date (T+2)	February 15, 2019

Maturity Date	March 1, 2029

Treasury Benchmark	2.625% due February 15, 2029

Treasury Price / Yield	99-09 / 2.708%

Spread to Treasury	+67 bps

Reoffer Yield	3.378%

Price to Public[1]	98.493%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	3.200%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2019 (long first coupon)

Call Provision	MWC @ T+15 bps at any time prior to December 1, 2028 (three months prior to maturity); par call at any time on or after December 1, 2028

CUSIP / ISIN	097023CD5 / US097023CD51

Joint Book-Running Managers

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

Senior Co-Managers

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

ICBC Standard Bank Plc[2]

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Apto Partners, LLC Cabrera Capital Markets, LLC Loop Capital Markets LLC MFR Securities, Inc. R. Seelaus & Co., LLC Stern Brothers Tribal Capital Markets, LLC

Notes:

1	Plus accrued interest, if any, from February 15, 2019.

2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 Goldman Sachs & Co. LLC at 1-866-471-2526     or prospectus-ny@ny.email.gs.com and MUFG Securities Americas Inc. at 1-877-649-6848.

$400,000,000 3.500% Senior Notes due 2039

Summary of Final Terms

Dated February 13, 2019

Issuer	The Boeing Company

Principal Amount	$400,000,000

Trade Date	February 13, 2019

Settlement Date (T+2)	February 15, 2019

Maturity Date	March 1, 2039

Treasury Benchmark	3.375% due November 15, 2048

Treasury Price / Yield	106-24 / 3.029%

Spread to Treasury	+77 bps

Reoffer Yield	3.799%

Price to Public[1]	95.830%

Gross Fee Spread	0.750%

Coupon (Interest Rate)	3.500%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2019 (long first coupon)

Call Provision	MWC @ T+15 bps at any time prior to September 1, 2038 (six months prior to maturity); par call at any time on or after September 1, 2038

CUSIP / ISIN	097023CE3 / US097023CE35

Joint Book-Running Managers

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

Senior Co-Managers

BBVA Securities Inc.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

ICBC Standard Bank Plc[2]

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Loop Capital Markets LLC Penserra Securities LLC Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from February 15, 2019.

2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 SMBC Nikko Securities America, Inc. at 1-212-224-5314 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or wfscustomerservice@wellsfargo.com.

$300,000,000 3.825% Senior Notes due 2059

Summary of Final Terms

Dated February 13, 2019

Issuer	The Boeing Company

Principal Amount	$300,000,000

Trade Date	February 13, 2019

Settlement Date (T+2)	February 15, 2019

Maturity Date	March 1, 2059

Treasury Benchmark	3.375% due November 15, 2048

Treasury Price / Yield	106-24 / 3.029%

Spread to Treasury	+102 bps

Reoffer Yield	4.049%

Price to Public[1]	95.577%

Gross Fee Spread	0.925%

Coupon (Interest Rate)	3.825%

Interest Payment Dates	March 1 and September 1

First Interest Payment Date	September 1, 2019 (long first coupon)

Call Provision	MWC @ T+20 bps at any time prior to September 1, 2058 (six months prior to maturity); par call at any time on or after September 1, 2058

CUSIP / ISIN	097023CF0 / US097023CF00

Joint Book-Running Managers

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

Senior Co-Managers

BBVA Securities Inc.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

ICBC Standard Bank Plc[2]

Co-Managers	ANZ Securities, Inc. Standard Chartered Bank Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities Inc.

Blaylock Beal Van, LLC

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Guzman & Company

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Samuel A. Ramirez & Company, Inc.

Notes:

1	Plus accrued interest, if any, from February 15, 2019.

2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or usa.prospectus@credit-suisse.com and Mizuho Securities USA LLC at 1-866-271-7403.